EXHIBIT 5(a)



                                                         March 30, 2004








Engelhard Corporation
101 Wood Avenue
Iselin, New Jersey  08830


Gentlemen:

     We have acted as counsel to Engelhard Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to (a) the registration pursuant to the provisions of the Act of $450,000,000 aggregate amount of debt securities(the "Debt Securities") of the Company and (b) the registration pursuant to the provisions of the Act of an indeterminate number of shares of common stock ( the "Common Stock") of the Company, as may be issuable upon conversion or redemption of certain Debt Securities registered thereby.

     We advise you that, in our opinion, the Debt Securities have been duly authorized and will be legally issued, valid and binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     We also advise you that, in our opinion, shares of Common Stock issuable upon conversion of any Debt Securities that are convertible into Common Stock, when issued in accordance with the terms of the applicable indenture upon conversion of such Debt Securities (assuming that such issuance has previously been authorized by all necessary corporate action by the Company's Board of Directors and otherwise), will be legally issued, fully paid and non-assessable.

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     We consent to the filing of this opinion as an exhibit to the Registration
Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.



                                          Very truly yours,




                                          /s/ Cahill Gordon & Reindel LLP